Exhibit T3A-31

EXT 3A-31  Delaware PAGE 1 The First State  I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NRG CLEARFIELD PIPELINE COMPANY LLC”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A. D. 2014, AT 12:22 O’CLOCK P.M.  /s/ Jeffrey. W. Bullock Jeffrey W. Bullock, Secretary of State 5551122 8100 AUTHENTICATION: 1452580  140834726 DATE: 06-16-14    You may verify this certificate online at corp. delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:26 PM 06/13/2014 FILED 12:22 PM 06/13/2014 SRV 140834726 - 5551122 FILE  CERTIFICATE OF FORMATION OF NRG CLEARFIELD PIPELINE COMPANY LLC  1. Name: The name of the limited liability company is NRG Clearfield Pipeline Company LLC.  2. Registered Office: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.  3. Organizer: The name and address of the sole organizer of the limited liability company is Lynne P. Wittkamp, NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540.  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Clearfield Pipeline Company LLC this 12th day of June, 2014.  /s/ Lynne P. Wittkamp Lynne P. Wittkamp Authorized Person